Exhibit 1.1

AKANDA CORP.

UNDERWRITING AGREEMENT

[●], 2026

Univest Securities, LLC

75 Rockefeller Plaza, Suite 1838

New York, NY 10019

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, AKANDA CORP., a corporation organized under the laws of the Province of Ontario (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule A hereto for which Univest Securities, LLC is acting as the representative (in such capacity, the “Representative”) to issue and sell an aggregate of [●] Series A Convertible Voting Preferred Shares (“Firm Shares”), no par value per share, which are convertible into common shares of the Company (the “Conversion Shares”), no par value per share (the “Common Shares”). The offering and sale of the Firm Shares contemplated by this Agreement is referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

SECTION 1.  Representations and Warranties of the Company.

The Company represents and warrants to the Underwriters as follows with the understanding that the same may be relied upon by the Underwriters in this Offering, as of the date hereof and as of the Closing Date (as defined below):

(a) Filing of the Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-299253), which contains a preliminary prospectus, as may be amended and supplemented from time to time, to such registration statement to be used in connection with the public offering and sale of the Firm Shares and the Conversion Shares. Such registration statement, including the preliminary prospectus contained therein, as may be amended or supplemented through the date of this Agreement, including the financial statements and the notes thereto, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act and the Securities Act Regulations, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company in connection with this Offering pursuant to Rule 462(b) under the Securities Act and the Securities Act Regulations is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall also include the Rule 462(b) Registration Statement. Such preliminary prospectus included in the Registration Statement filed prior to the date hereof, the Pricing Prospectus (as defined below) and such final prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act and the Securities Act Regulations after the date and time that this Agreement is executed and delivered by the parties hereto, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement or filed with the Commission under Rule 424(b) under the Securities Act and the Securities Act Regulations (the “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus forming a part of the Registration Statement, as amended or supplemented immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference herein to the preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [•] [a.m./p.m.], Eastern Time, or such other time as agreed by the Company and the Representative, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations on [●], 2026. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The preliminary prospectus and the Prospectus, when filed, complied or will comply in all material respects with the Securities Act and the Securities Act Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Firm Shares, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(a)(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Firm Shares, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Prospectus, including the Pricing Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Prospectus, including the Pricing Prospectus, and (ii) the sub-sections titled “Lock-Up Agreements,” “Price Stabilization,” “Determination of Public Offering Price,” and “Electronic Offer, Sale and Distribution of Securities,” in each case under the caption “Underwriting” in the Prospectus (the “Underwriter Information”). There are no contracts or other documents required to be described in the Prospectus, including the Pricing Prospectus, or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Prospectus, including the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Intentionally Omitted.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g)  Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and the preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters has reasonably requested in writing.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ purchase of the Firm Shares, any offering material in connection with the offering and sale of the Firm Shares other than the preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters, and the Registration Statement.

(i) Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by, and when duly executed and delivered by the other parties hereto shall constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Firm Shares. The Firm Shares to be offered and sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action, and the Conversion Shares have been duly and validly authorized and reserved for issuance pursuant to the terms of the rights, privileges, restrictions and conditions attaching to the Series A Convertible Voting Preferred Shares set out in the Company’s articles of amendment establishing such series under the Business Corporations Act (Ontario) (the “OBCA”) (the “Certificate of Designation”). The Firm Shares, when issued and delivered by the Company against payment of the purchase price therefor pursuant to this Agreement, and the Conversion Shares, when issued and delivered upon conversion of the Firm Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable, in compliance with all applicable securities laws, free and clear of all Liens imposed by the Company and free of preemptive, registration or similar rights. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has a sufficient number of authorized Common Shares for the issuance of the maximum number of Conversion Shares issuable upon conversion of the Firm Shares.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Prospectus.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, singularly or in the aggregate, in the condition, financial or otherwise, or in the earnings, business, assets, prospects or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m) Independent Accountant. Green Growth CPAs, which has expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, or in the case of unaudited interim financial statements, which are subject to normal year-end audit adjustments that are not expected to be material. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the preliminary prospectus and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is not otherwise disclosed in the Disclosure Package.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise or conversion of outstanding options, convertible notes or warrants described in the Disclosure Package and the Prospectus, as the case may be). The Common Shares conform, and, when issued and delivered as provided in this Agreement, the Firm Shares will conform, in all material respects to the descriptions thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus, and, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, will entitle the holders of such Firm Shares to the applicable rights and benefits provided therein. All of the issued and outstanding shares of capital stock of the Company outstanding disclosed in the Registration Statement, the Disclosure Package and the Prospectus prior to the issuance of the Firm Shares, have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, convertible notes, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any shareholder, the board of directors of the Company (the “Board”) or others is required for the issuance and sale of the Firm Shares. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not in violation of its articles of incorporation, as amended, or bylaws (“Charter Documents”) or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as could not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s execution, delivery and performance of this Agreement and its adoption and implementation of the Certificate of Designation, and consummation of the Offering and issuance of the Firm Shares and all transactions contemplated hereby, thereby and by the Registration Statement, the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the Charter Documents, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of each of clauses (ii) and (iii), to the extent such conflict, breach, Default or violation could not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and its adoption and implementation of the Certificate of Designation, and consummation of the transactions contemplated hereby, thereby and by the Registration Statement, the Disclosure Package and the Prospectus, except the registration or qualification of the Firm Shares under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”), and except the filing under the OBCA of the articles of amendment establishing the Series A Convertible Voting Preferred Shares and the issuance of the related certificate of amendment, which articles of amendment have been filed, and which amendment has become effective, prior to the date of this Agreement.

(r) Subsidiaries. Each of the Company’s direct and indirect significant subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule D hereto. Each of the Subsidiaries has been duly formed, is validly existing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change on the Company and its Subsidiaries, taken as a whole. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its certificate of incorporation, articles of incorporation, articles of association, memorandum of association or other organizational documents, and non-assessable, and are free and clear of all liens, encumbrances, or claims (“Liens”). None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation, organization or formation and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that the entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under IFRS with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(s) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has within the last 10 years been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(t) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others; (ii) the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, Disclosure Package and the Prospectus and are not described in all material respects; (iii) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any persons; and (iv) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any governmental department, commission, board, bureau, agency or instrumentality, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights.

(u) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the applicable regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where the failure to have any such permits would not reasonably be expected to result in a Material Adverse Change.

(v) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Registration Statement, the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under legally valid, binding and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(w) Tax Law Compliance. The Company and its Subsidiaries have each filed all necessary income tax returns or has timely and properly filed requested extensions thereof and has paid all taxes required to be paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them with the exception of certain tax filings in Canada for the year 2021 and the related penalties. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(x) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Firm Shares and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Registration Statement, the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) Intentionally Omitted.

(z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Shares.

(aa)  Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been as set forth in the Registration Statement and the Prospectus, including the Pricing Prospectus.

(bb)  Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(cc) Company’s Accounting System. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) OFAC. Neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any Subsidiary, of any other person authorized to act on behalf of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ff)  Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, to the best of the Company or any Subsidiary’s knowledge, any director, officer, employee or affiliate of the Company, any Subsidiary or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(gg) Compliance with Sarbanes-Oxley Act of 2002. The Company is in full compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(hh)  Exchange Act Filing. A registration statement in respect of the Common Shares has been filed on Form 8-A pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating either such registration.

(ii) Earning Statements. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders as soon as practicable, but in any event not later than 16 months after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(jj)  Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Firm Shares as may be required under Rule 463 under the Securities Act.

(kk)  Intentionally Omitted.

(ll) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering (the “Insiders”) is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Insider to become inaccurate and incorrect.

(mm) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and except as set forth in the historical financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, after giving effect to the receipt by the Company of the net proceeds from the sale of the Firm Shares hereunder, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable or operating loans or credit incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(nn) Regulation M Compliance. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Firm Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Firm Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering.

(oo) Intentionally Omitted.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(rr)  Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Firm Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ss)  Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

(tt) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their respective affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Firm Shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.  Firm Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters [●] Firm Shares at a purchase price (net of discounts) of $[●] per Firm Share, which shall correspond to a public offering price of $[●] per Firm Share. The Underwriters agree to purchase from the Company all of the Firm Shares.

(b) Delivery of the Firm Shares and Payment for Firm Shares. Delivery of the Firm Shares and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the first (1st) Business Day following the Applicable Time, or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of the Representative’s counsel or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of the Firm Shares and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or, if uncertificated through the Fast Automated Securities Transfer Program of The Depository Trust Company (the “FAST Program”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Underwriters to examine and package, if certificated, the Firm Shares for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

(c) Underwriting Discount. In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters, with respect to any Firm Shares sold to investors in this Offering, a one and one half percent (1.5%) underwriting discount.

(d) Right of First Refusal. The Company and Representative agree that for a period of six (6) months from the date of the Closing Date, whether or not the engagement contemplated under this Agreement is terminated (other than termination for Cause, as defined below), the Company grants Representative the right to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in Representative’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Representative shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Representative and shall be subject to general market conditions. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances the Right of First Refusal shall have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the Company and Representative. If Representative declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms declined by Representative. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by Representative of this Agreement or a material failure by Representative to provide the services as contemplated by this Agreement. The services provided by Representative hereunder are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including, without limitation, securityholders, employees or creditors of the Company) as against Representative or its directors, officers, agents and employees.

(e) Canadian Selling Restrictions. Each Underwriter, severally and not jointly, represents and agrees that: (i) in connection with the distribution of the Firm Shares, it will not, directly or indirectly, offer or sell any Firm Shares in Canada without the prior written consent of the Company and then only in compliance with applicable Canadian securities laws, including applicable prospectus requirements and dealer and underwriter registration requirements, or available exemptions therefrom; (ii) it will require each member of any selling group through which it distributes Firm Shares to comply with the restriction in clause (i); and (iii) its activities in connection with the Offering comply, and will comply, with applicable Canadian dealer and underwriter registration requirements or available exemptions therefrom, including the conditions of any exemption relied upon.

SECTION 3.  Covenants of the Company.

The Company covenants and agrees with the Underwriters as follows:

(a) Underwriter’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of Representative’s counsel, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, including the Pricing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Prospectus, including the Pricing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation of the Firm Shares and Conversion Shares, as applicable, from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed by a foreign private issuer with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Underwriters of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Underwriters during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Firm Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of each free writing prospectus listed on Schedule B hereto. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectus, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Firm Shares in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Firm Shares and Common Shares.

(i) Internal Controls. The Company will continue to make its best efforts to establish and maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls are overseen by the audit committee (the “Audit Committee”) of the Board in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

(j) Exchange Listing. The Conversion Shares have been duly authorized for listing on the Nasdaq Capital Market, subject to official notice of issuance. Except as set forth in the Registration Statement and the Prospectus, the Company is in material compliance with the provisions of the rules and regulations promulgated by Nasdaq and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements (to the extent applicable to the Company as of the date hereof and the Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company). Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s Board who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the Audit Committee, compensation committee and nominating committee of the Board, meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the Audit Committee has at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with Nasdaq, the Conversion Shares meet all requirements for listing on The Nasdaq Capital Market.

(k) Future Reports to the Underwriters. For one year after the date of this Agreement, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 75 Rockefeller Plaza, Suite 1838, New York, NY 10019, Attention: Edric Guo, Chief Executive Officer: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F and semi-annual financial results on Form 6-K; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that no reports, documents or other information need to be furnished pursuant to this Section 3(k) to the extent that they are available on the Commission’s EDGAR system.

(l) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(m) Company Lock-Up Agreements. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of ninety (90) days after the initial Closing of the Offering (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) complete any offering of debt securities of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section (m) shall not apply to (i) Common Shares or options to employees, officers or directors of the Company or consultants to the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iv) Common Shares, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to an equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company; (v) Common Shares, options or convertible securities issued in connection with the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company; (vi) Common Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, marketing, investor relations or other similar agreements or strategic partnerships approved a majority of the disinterested directors of the Company; (vii) the filing of a registration statement on Form S-8 with the Commission; or (viii) (A) the issuance and sale of the Firm Shares pursuant to this Agreement, (B) the issuance of Common Shares upon conversion of the Firm Shares in accordance with the Certificate of Designation, or (C) the issuance of Common Shares in payment of dividends on the Firm Shares to the extent permitted by the Certificate of Designation, in the case of clauses (B) and (C), in accordance with the Certificate of Designation as in effect at the Closing (including any adjustment automatically provided for therein), and no further consent of the Representative shall be required for any such issuance; provided that this clause (viii) shall not extend to any issuance resulting from any amendment of the Certificate of Designation made after the Closing.

Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section (m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

Schedule E hereto contains a complete and accurate list of the Company’s officers and directors and each participant in any private placement of the Common Shares (or securities convertible or exercisable into Common Shares) in which the Representative acted as placement agent that will be subject to a Lock-Up Agreement (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

Except as described in Schedule E, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(n) [Reserved].

(o) [Reserved].

(p) OFAC. The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or affiliated entity, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(q) [Reserved].

SECTION 4. Payment of Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals) incurred by the Representative in an aggregate amount not to exceed an aggregate amount of $35,000, (ii) all expenses incident to the issuance and delivery of the Firm Shares (including all printing and engraving costs, if any), (iii) all fees and expenses of the clearing firm, registrar and transfer agent of the Firm Shares, provided that the fees and expenses of the clearing firm shall not exceed $12,900, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Firm Shares, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, and (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Representative, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Firm Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Representative of such qualifications, registrations and exemptions.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares as provided herein on the Closing Date, shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) [Reserved].

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or, if applicable, the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, if applicable, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) CFO Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, Disclosure Package and the Prospectus, (i) providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters and (ii) no facts have come to the Chief Financial Officer’s attention that leads the Chief Financial Officer to believe that the Registration Statement, Disclosure Package and the Prospectus, as of the Closing Date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)  Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their respective capacities as such officers only, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Firm Shares or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) Subsequent to the respective dates as of which information is given in the Disclosure Package, including the Registration Statement and the Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the issuance of the Firm Shares hereunder, the conversion of Firm Shares into Conversion Shares, the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Common Shares) or outstanding indebtedness of the Company or any Subsidiary (except for the conversion of such indebtedness into Common Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on the Common Shares; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Change; and

(iv) such officers have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date did not include any untrue statement of a material fact and did not omit a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Applicable Time and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(f) Secretary’s Certificate. On the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated as of such Closing Date, certifying: (i) that each of the Company’s Charter Documents (including the articles of amendment establishing the Series A Convertible Voting Preferred Shares and the related certificate of amendment issued under the OBCA) attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries’ certificate of incorporation, articles of incorporation, articles of association, memorandum of association or other organizational documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board relating to the Offering (including the resolutions approving the terms of the Series A Convertible Voting Preferred Shares and authorizing the issuance of the Firm Shares) attached to such certificate are in full force and effect and have not been modified; and (iv) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). The documents referred to in such certificate shall be attached to such certificate.

(g) Comfort Letter; Bring-down Comfort Letter. On the date hereof, the Representative shall have received from Green Growth CPAs, a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. On the Closing Date, the Representative shall have received from Green Growth CPAs, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that Green Growth CPAs reaffirms the statements made in the letter furnished by it on the Closing Date.

(h) FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

(i) Exchange Listing. The Conversion Shares shall have been approved for listing on The Nasdaq Capital Market, subject to official notice of issuance.

(j) Company Counsel Opinions. On the Closing Date, the Representative shall have received the favorable opinion of each of (i) Nixon Peabody LLP, special U.S. securities counsel to the Company, (ii) Gowling WLG (Canada) LLP, Canadian counsel to the Company, as to the laws of the Province of Ontario and the federal laws of Canada applicable therein (and such other provincial laws, if any, as may be expressly agreed by Gowling WLG (Canada) LLP), subject to customary assumptions, qualifications and limitations, and (iii) Greenberg Traurig (Mexico City), Mexico’s counsel to the Company including, without limitation, a negative assurance letter, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(k) Additional Documents. On or before the Closing Date, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements and the Representative and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Firm Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(l) Delivery. At the Closing Date, the Representative shall have received the Firm Shares for the accounts of the Underwriters.

(m) [Reserved].

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

SECTION 7.  Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Company) arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or in any other materials used in connection with the Offering, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from the preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or in any other materials used in connection with the Offering made in reliance upon and in conformity with the Underwriter Information. The indemnification obligations under this Section 7(a) are not exclusive and will be in addition to any liability, which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s affiliates and each of their respective directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities (including in settlement of any litigation if such settlement is effected with the prior written consent of the Underwriters) arising out (i) any untrue statement of a material fact contained in the preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in the preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with the Underwriter Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discounts received by the Underwriters in connection with the Offering. The indemnification obligations under this Section 7(b) are not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall have been brought against an indemnified party, such indemnified party shall notify the indemnifying party of such action, and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7(a) or 7(b), as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time of any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified parry or parties on the other hand from the offering of the Firm Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Firm Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total discounts received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq; (ii) a general banking moratorium shall have been declared by any U.S. federal authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions that, in the reasonable judgment of the Underwriters, is material and adverse and makes it impracticable to market the Firm Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Firm Shares; (iv) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Shares, (v) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (vi) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such Material Adverse Change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Firm Shares or to enforce contracts made by the Underwriters for the sale of the Firm Shares. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be, subject to demand by the Underwriters, obligated to reimburse the Underwriters for only those out-of-pocket expenses (including the reasonable fees and expenses of their counsel, and expenses associated with a due diligence report), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110, less any amounts previously paid by the Company, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters) and Section 7 shall at all times be effective and shall survive such termination; provided, that the parties hereto acknowledge and agree that in the event that the Company completes an offering with a party introduced to the Company by the Representative during the twelve (12) month period following the termination of the Engagement Letter (as defined below), the Representative shall be entitled to the compensation and expenses pursuant to Section 2, Section 4 and this Section 8 of this Agreement at the closing of such offering.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Firm Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Firm Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Firm Shares; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 10. Representations and Indemnities to Survive Delivery; Third-Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Firm Shares sold hereunder, and any termination of this Agreement.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Univest Securities, LLC

75 Rockefeller Plaza, Suite 1838

New York, NY 10019

Attn: Bradley Richmond

Email:  brichmond@univest.us

Fax No.: 212-966-0648

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 11020

Attn: David E. Danovitch, Esq.

Email: ddanovitch@sullivanlaw.com

Fax No.: (212) 660-3001

If to the Company:

Akanda Corp.
100 King St. W, Suite 1600

Toronto, ON M5X 1G5

Attn:  Christopher Cooper, Chief Executive Officer

Email: cooper@venturefirst1.com

Fax No.:

With a copy (which shall not constitute notice) to:

Nixon Peabody LLP

275 Broadhollow Road, Suite 300

Melville, NY 11747-4808Attn: Stephen E. Fox, Esq.

Email:  sefox@nixonpeabody.com

Fax No.: (833) 501-7355

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Firm Shares as such merely by reason of such purchase.

SECTION 13.  Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles thereof.

SECTION 15. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a “Related Proceeding”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “Specified Courts”) shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the Offering, except for those specific provisions of the engagement agreement between the Company and the Representative, dated as of September 22, 2026 (the “Engagement Letter”), that are not related to the Offering, each of which provisions shall remain in full force and effect for the term of the Engagement Letter and provided that, in the event of any conflict between the terms of this Agreement and the Engagement Letter, the terms of this Agreement shall control. This Agreement may be executed in two (2) or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties hereto only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of such parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package, the preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Firm Shares and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Firm Shares from the Underwriters merely because of such purchase.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AKANDA CORP.

By:
	Name:	Christopher Cooper
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

UNIVEST SECURITIES, LLC

By:
	Name:	Bradley Richmond
	Title:	Chief Operating Officer and Head of Investment Banking

SCHEDULE A

Underwriter	Number of Firm Shares
Univest Securities, LLC	[●]
Total	[●]

SCHEDULE B

Issuer Free Writing Prospectus(es)

None.

SCHEDULE C

Pricing Information

Number of Firm Shares: [●]

Public Offering Price per Firm Share: $[●]

Underwriting Discount per Firm Share: $[●]

Proceeds to Company (before expenses): $[●]

SCHEDULE D

Subsidiaries

Subsidiaries	Jurisdiction of Incorporation
First Towers & Fiber Corp.	British Columbia, Canada
Canadian Towers & Fiber Optics S.A. de C.V.	Mexico
Canadian Towers S.A. de C.V.	Mexico

SCHEDULE E

Lock-Up Parties

Executive Officers and Directors:

Christopher Cooper

Gurcharn Deol

Francisco Juarez

Edgar Contreras

Usama Chaudhry

Jatinder Dhaliwal

David Jenkins

EXHIBIT A

Form of Lock-Up Agreement

__________________, 2026

Univest Securities, LLC

75 Rockefeller Plaza

New York, New York 10019

Re: Akanda Corp.—Public Offering

Ladies and Gentlemen:

The undersigned, a holder of common shares, no par value (“Shares”), or rights to acquire Shares, of Akanda Corp. (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of Firm Shares and, if applicable, other securities of the Company (collectively, the “Securities”) pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of closing of the Public Offering or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options, or warrants to purchase Shares; provided that any Shares received upon such exercise, conversion or exchange will be subject to this Lock-Up Period. The Lock-Up Period will commence on the date of the Public Offering and continue and include the date that is ninety (90) days after the closing of the Public Offering.

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Public Offering, during the Lock-Up Period the undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts,

(ii)	to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate or intestate succession,

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or

(vii)	pursuant to the Underwriting Agreement;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):

Number of Shares:

Certificate Number:

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